UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

Cyren Ltd.

(Exact name of registrant as specified in its charter)

Israel	000-26495	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Ha-Menofim St, 5th Floor Herzliya, Israel	4672561
(Address of principal executive offices)	(Zip Code)

011-972-9-863-6888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 23, 2019, the Board of Directors of Cyren Ltd. (the “Board”) appointed Brett Michael Jackson as the new Chief Executive Officer (“CEO”) of Cyren Ltd. and its wholly owned U.S. subsidiary, Cyren Inc. (together, the “Company”), effective as soon as practicable, but in no event later than thirty days from April 23, 2019 (the “Start Date”). In connection with Mr. Jackson’s appointment, Lior Samuelson, the Company’s current Chairman and CEO, will transition his responsibilities and step down as CEO of the Company, effective as of the Start Date. Mr. Samuelson will continue to serve as Chairman of the Board. The Compensation Committee and Board approved an annual salary of $180,000, a one-time award of 25,000 restricted share units (“RSUs”) for Mr. Samuelson in his role as Chairman of the Board and the acceleration of Mr. Samuelson’s two unvested equity grants such that they will vest at the end of his first year in his single role as Chairman of the Board, subject to shareholder approval at the Company’s 2019 annual meeting of shareholders.

Mr. Jackson, age 60, most recently served as Chief Executive Officer of Digital Reasoning, an artificial intelligence analytics software company, from April 2017 to February 2019. Prior to Digital Reasoning, Mr. Jackson was Chief Executive Officer of Logi Analytics from December 2008 to April 2016 and Chairman of Logi Analytics from May 2016 to October 2017. Earlier, Mr. Jackson was Chief Executive Officer of Digital Harbor and eSecurity, and previously served as Chief Operating Officer of Cybertrust (acquired by Verizon) and Axent Technologies (acquired by Symantec).

In connection with his appointment, the Company and Mr. Jackson entered into a written employment agreement, dated as of April 23, 2019 (the “Executive Employment Agreement”), describing certain terms of Mr. Jackson’s employment. Pursuant to the Executive Employment Agreement, Mr. Jackson will receive an annual base salary of $365,000. Mr. Jackson is entitled to receive an annual bonus of up to $225,000, which will be based on pre-determined performance targets approved by the Compensation Committee and Board. In accordance with the terms of the Company’s 2016 Equity Incentive Plan, Mr. Jackson will be granted 1,080,000 options, of which 1/4 will vest on the one-year anniversary of the grant date and, thereafter, 1/36 of the remaining options will vest each month over the following 36 months, subject to his continued service with the Company through each vesting date. Mr. Jackson will also be granted 810,000 RSUs, which will vest 1/4 per year on the anniversary of the grant date. The above options will be issued within thirty days after the Start Date, and the RSUs will be issued upon shareholder approval of an increase of the Company’s equity pool. Mr. Jackson is also eligible to participate in the Company’s employee benefit plans as are generally provided to other executive officers of the Company.

In addition, the Executive Employment Agreement also provides for certain payments and benefits in the event of a termination of Mr. Jackson’s employment under specific circumstances. If the Company terminates his employment other than for “cause”, death or “disability” other than during the period one month before and 12 months after a “change in control,” or if Mr. Jackson terminates his employment for “good reason” (each as defined in the Executive Employment Agreement), he would be entitled to (1) an advance notice period of 3 months followed by a lump sum payment equal to 6 months of his then annual base salary, (2) 9 months of accelerated vesting for all unvested time-based equity awards and (3) continued Company-paid COBRA coverage for 9 months. If the Company terminates Mr. Jackson’s employment other than for “cause”, death or “disability”, and the termination occurs within one month before or 12 months after a “change in control”, he would be entitled to (1) a lump sum payment equal to 6 months of his then annual base salary, (2) 100% accelerated vesting for all unvested time-based equity awards and (3) continued Company-paid COBRA coverage for 6 months.

Mr. Jackson has also agreed to be bound by certain restrictive covenants for the benefit of the Company, including non-disparagement restrictions, and non-competition and non-solicitation restrictions that will continue in effect for 12 months following his employment with the Company. In connection with the Executive Employment Agreement, Mr. Jackson also executed a Confidential Information and Invention Assignment Agreement (“CIIA”).

Mr. Jackson’s receipt of the severance payments and benefits described above is subject to his execution and compliance with a release of claims agreement, and his compliance with the restrictive covenants and the terms of the CIIA.

The terms of the employment agreement are consistent with the Company’s compensation policy approved on August 28, 2018. There is no arrangement or understanding between Mr. Jackson and any other person pursuant to which Mr. Jackson has been appointed as Chief Executive Officer. There are no family relationships between Mr. Jackson and any of the Company’s directors or executive officers, and Mr. Jackson does not have a direct or indirect material interest in any transaction, or any currently proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Executive Employment Agreement is a summary and is qualified in its entirety by reference to the Executive Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Mr. Jackson’s employment agreement was approved by the Compensation Committee and Board. The Compensation Committee noted in its approval that its approval of the employment agreement was conducted in accordance with Section 272(C1)(3) of the Israeli Companies Law of 1999 without the need for a shareholders’ approval as the Compensation Committee believed that conditioning the engagement upon shareholder’s approval would frustrate the Company’s engagement with Mr. Jackson.

Item 7.01 Regulation FD Disclosure.

On April 24, 2019, the Company issued a press release announcing the foregoing matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of April 23, 2019, by and between Cyren Ltd. and Cyren Inc. and Brett Michael Jackson.
99.1	Press Release of Cyren Ltd. dated April 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYREN, LTD.

Date: April 26, 2019	By:	/s/ J. Michael Myshrall
J. Michael Myshrall
Chief Financial Officer

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